NEWS RELEASE

Coeur Reports Second Quarter 2017 Results
Chicago, Illinois - July 26, 2017 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) today reported second quarter 2017 financial results, posting revenue of $173.4 million, net loss of $11.0 million, or $0.06 per share, and adjusted net loss1 of $2.5 million, or $0.01 per share. Second quarter cash flow from operating activities was $29.3 million, adjusted EBITDA1 was $33.4 million, and free cash flow1 was $(8.2) million. Second quarter results reflect significantly higher levels of investment in long-term growth through exploration expense and capital expenditures as well as a $9.3 million one-time expense from the early retirement of debt.

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Quarterly silver and gold production down - As reported on July 6, 2017, second quarter silver and gold production were 4.0 million ounces and 82,819 ounces, respectively, or 8.9 million silver equivalent ounces (AgEqOz)[1], representing declines of 3% quarter-over-quarter and 7% year-over-year. Palmarejo’s production increased significantly year-over-year due to higher underground mining rates. Rochester’s production declined year-over-year due to fewer tons placed in the quarter. Kensington’s quarterly production declined year-over-year due to lower grades, which are expected to increase during the second half of 2017. Wharf’s production was lower as expected year-over-year due to lower grades, which is expected to be offset by higher mining rates during the second half of 2017. San Bartolomé’s production was lower due to a lack of water and fewer higher-grade third-party ore purchases during the quarter

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Higher second quarter costs per ounce driven by lower production - Second quarter companywide all-in sustaining costs (AISC) and adjusted AISC per average spot AgEqOz[1] were $15.90 and $15.73, respectively. Costs related to accessing higher-grade material during the second half of 2017 impacted second quarter costs at Rochester (pre-stripping), Kensington (expensed development and paste backfill) and Palmarejo (ground support). Lower grades and pad timing and sequencing led to higher costs per ounce at Wharf. Higher diesel costs and reagent consumption also contributed to temporarily higher costs, which are expected to reverse during the second half of 2017

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Significant investments in long-term growth; key development projects on-schedule - Quarterly exploration expense increased to $7.8 million, up nearly 50% from first quarter and 250% compared to the second quarter of 2016. Second quarter capital expenditures increased by approximately 60% quarter-over-quarter and year-over-year to $37.5 million. Rochester's Stage IV leach pad expansion has now been commissioned, the Jualin deposit at Kensington is on-track to begin production in late 2017, and mining rates at the Independencia deposit at Palmarejo are now above 1,400 tons per day after temporarily declining in the second quarter

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Accomplished key balance sheet initiatives - The Company successfully refinanced 7.875% senior notes due 2021 with 5.875% senior notes due 2024. Quarterly interest expense declined 66%. Balance sheet repositioning has led to credit ratings upgrades by both agencies. Cash and cash equivalents were $250.0 million at June 30, 2017, up from $162.2 million at year-end. Additionally, cash flow from operating activities and free cash flow[1] were impacted by the acceleration of interest on the repurchased senior notes of $5.1 million, which would have otherwise been paid on August 1, 2017

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Modifications to full-year guidance - Full-year production guidance was revised on July 6, 2017 by increasing Wharf's expected gold production and decreasing San Bartolomé's expected silver production.

As a result, Wharf's full-year cost guidance range has been reduced and San Bartolomé's full-year cost guidance range has been increased. Full-year companywide cost guidance remains unchanged

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Further portfolio enhancements - The Company agreed to sell the Endeavor silver stream and other non-core royalties for total consideration of $13.0 million. The transaction is expected to close in the third quarter of 2017. Investments totaling approximately $12 million through mid-July were made in six earlier-stage silver and gold companies

“We accomplished or advanced several strategic priorities during the quarter that are critical to achieving our full-year and longer-term objectives," said Mitchell J. Krebs, Coeur's President and Chief Executive Officer. “Our stepped-up exploration programs targeting higher-grade mineralization at Palmarejo and Kensington are yielding positive results, we significantly strengthened our balance sheet, the development of Jualin remains on-track to commence production later in the year, and we have now begun to stack ore on the new Stage IV leach pad at Rochester.
“Through the first half of the year, we generated $84.6 million of cash flow from operating activities and $23.1 million of free cash flow. As we enter the second half of the year, we anticipate higher production from all five of our operations: Palmarejo due to the rising mining rates we are now seeing from Independencia, Kensington due to higher expected gold grades from three separate areas in the mine, Rochester and Wharf due to higher anticipated mining and crushing rates, and San Bartolomé due to an expected increase in third party ore purchases. Based on these production increases, together with lower expected unit costs, we anticipate delivering additional free cash flow during the remainder of the year.
"Upcoming milestones include initial production from Jualin and the release of an updated Preliminary Economic Assessment (PEA) for La Preciosa, both expected later this year, as well as updated technical reports for Kensington and Rochester planned for early 2018. The updated technical report for Rochester is expected to reflect several operating and capital enhancements, and the updated technical report for Kensington will incorporate the results of the Company's ongoing drill program in Alaska, particularly at Jualin.”

Financial and Operating Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Revenue	$173.4	$206.1	$159.2	$176.2	$182.0
Costs Applicable to Sales	$125.6	$132.7	$102.0	$105.4	$100.5
General and Administrative Expenses	$7.0	$10.1	$6.6	$7.1	$7.4
Net Income (Loss)	$(11.0)	$18.7	$(8.3)	$69.6	$14.5
Net Income (Loss) Per Share	$(0.06)	$0.10	$(0.03)	$0.42	$0.09
Adjusted Net Income (Loss)[1]	$(2.5)	$7.0	$2.8	$38.6	$16.9
Adjusted Net Income (Loss)[1] Per Share	$(0.01)	$0.04	$0.01	$0.23	$0.11
Weighted Average Shares Outstanding	179.2	178.9	178.6	161.0	157.9
EBITDA[1]	$23.6	$73.4	$27.4	$50.9	$62.1
Adjusted EBITDA[1]	$33.4	$56.6	$44.0	$62.7	$72.0
Cash Flow from Operating Activities	$29.3	$55.3	$25.5	$47.8	$45.9
Capital Expenditures	$37.5	$24.0	$29.9	$25.6	$23.3
Free Cash Flow[1]	$(8.2)	$31.3	$(4.5)	$14.6	$12.2
Cash, Equivalents & Short-Term Investments	$250.0	$210.0	$162.2	$222.5	$257.6
Total Debt[2]	$284.8	$219.1	$210.9	$401.7	$511.1
Average Realized Price Per Ounce – Silver	$16.98	$17.61	$16.64	$19.61	$17.38
Average Realized Price Per Ounce – Gold	$1,206	$1,149	$1,170	$1,317	$1,255
Silver Ounces Produced	4.0	3.9	3.9	3.5	4.0
Gold Ounces Produced	82,819	88,218	102,500	84,871	92,727
Silver Equivalent Ounces Produced[1]	8.9	9.2	10.0	8.6	9.6
Silver Ounces Sold	4.1	4.5	3.4	3.4	4.0
Gold Ounces Sold	86,194	110,874	87,108	83,389	88,543
Silver Equivalent Ounces Sold[1]	9.3	11.1	8.6	8.4	9.3
Silver Equivalent Ounces Sold (Average Spot)[1]	10.4	12.2	9.6	9.1	10.6
Adjusted CAS per AgEqOz[1]	$12.91	$11.38	$12.05	$12.10	$10.71
Adjusted CAS per Average Spot AgEqOz[1]	$12.00	$10.63	$11.34	$11.64	$9.90
Adjusted CAS per AuEqOz[1]	$860	$791	$676	$712	$644
Adjusted AISC per AgEqOz[1]	$17.64	$15.02	$16.13	$16.46	$14.82
Adjusted AISC per Average Spot AgEqOz[1]	$15.73	$13.66	$14.52	$15.23	$12.95

Financial Results
Second quarter revenue was $173.4 million, 16% lower than the first quarter, which benefited from metal inventory carried over from the fourth quarter of 2016. Silver sales contributed 40%, while gold sales contributed 60%. The Company's U.S. operations generated 55% of second quarter revenue. Average realized silver and gold prices were $16.98 and $1,206 per ounce, respectively, representing a decrease of 4% and an increase of 5% quarter-over-quarter. The average realized gold price reflects the sale of 9,683 ounces to Franco-Nevada at a price of $800 per ounce under the gold stream at Palmarejo.
Costs applicable to sales were $125.6 million for the quarter, decreasing 5% versus the first quarter due to lower silver and gold ounces sold, which was partially offset by higher unit costs. General and administrative expenses were $7.0 million, 31% lower than in the first quarter due to lower outside services and employee-related costs. Interest expense, net of capitalized interest, decreased 66% to $3.7 million compared to $10.9 million in the second quarter of 2016 primarily due to lower debt levels and a lower coupon on the new senior notes due 2024.

The successful refinancing of the Company’s senior notes during the quarter resulted in two notable one-time impacts to financial results.  Net income and EBITDA1 reflected a $9.3 million one-time expense related to the early redemption of debt, while cash flow from operating activities and free cash flow1 were impacted by the acceleration of $5.1 million of interest, which would have otherwise been paid on August 1, 2017.
Second quarter financial performance was also impacted by higher year-over-year and quarter-over-quarter exploration expense, while free cash flow1 specifically was reduced by higher capital expenditures in the quarter related to key capital projects at Palmarejo, Rochester, and Kensington that are expected to lead to higher production, higher grades, and lower unit costs in the second half of the year.

Operations
Highlights of second quarter 2017 results for each of the Company's operating segments are provided below.

Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Underground Operations:
Tons mined	335,856	355,793	293,706	253,681	283,971
Average silver grade (oz/t)	4.98	4.84	5.00	3.96	5.40
Average gold grade (oz/t)	0.08	0.09	0.09	0.08	0.08
Surface Operations:
Tons mined	—	—	—	—	1,695
Average silver grade (oz/t)	—	—	—	—	7.77
Average gold grade (oz/t)	—	—	—	—	0.07
Processing:
Total tons milled	335,428	360,383	287,569	274,644	270,142
Average recovery rate – Ag	87.3%	86.5%	89.1%	85.5%	89.5%
Average recovery rate – Au	91.1%	93.7%	90.4%	77.7%	86.4%
Silver ounces produced (000's)	1,457	1,531	1,269	933	1,307
Gold ounces produced	24,292	30,792	23,906	16,608	18,731
Silver equivalent ounces produced[1] (000's)	2,914	3,378	2,703	1,930	2,431
Silver ounces sold (000's)	1,484	1,965	937	778	1,350
Gold ounces sold	25,191	41,045	15,558	11,410	19,214
Silver equivalent ounces sold[1] (000's)	2,996	4,427	1,872	1,462	2,502
Silver equivalent ounces sold[1] (average spot) (000's)	3,324	4,837	2,042	1,555	2,792
Metal sales	$53.2	$77.7	$32.5	$30.7	$48.3
Costs applicable to sales	$33.9	$43.0	$20.9	$16.0	$22.9
Adjusted CAS per AgEqOz[1]	$11.21	$9.68	$11.01	$10.70	$9.02
Adjusted CAS per average spot AgEqOz[1]	$10.11	$8.87	$10.11	$10.05	$8.09
Exploration expense	$3.1	$1.6	$2.4	$1.3	$0.6
Cash flow from operating activities	$18.8	$50.5	$(1.7)	$13.7	$11.3
Sustaining capital expenditures (excludes capital lease payments)	$6.1	$5.0	$3.9	$6.7	$5.5
Development capital expenditures	$5.1	$1.2	$4.2	$3.3	$3.4
Total capital expenditures	$11.2	$6.2	$8.1	$10.0	$8.9
Free cash flow (before royalties)	$7.6	$44.3	$(9.8)	$3.7	$2.4
Gold production royalty payments	$—	$—	$—	$7.6	$10.5
Free cash flow[1]	$7.6	$44.3	$(9.8)	$(3.9)	$(8.1)

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Average mining rates at Guadalupe remained flat quarter-over-quarter at 2,600 tons per day, while average mining rates at Independencia decreased to approximately 1,000 tons per day in the second quarter from 1,225 tons per day in the first quarter due to additional ground support measures required during April and May. Mining rates at Independencia are expected to accelerate in the second half with mining rates at Independencia reaching approximately 1,400 tons per day in July

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Silver equivalent[1] production of 2.9 million ounces was 14% lower quarter-over-quarter and 20% higher year-over-year. Metal sales for the quarter were in-line with production yet lower than in the first quarter, which benefited from a reduction in inventory carried over from the fourth quarter of 2016

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Second quarter adjusted CAS per average spot AgEqOz[1] was $10.11, increasing 14% quarter-over-quarter and 25% year-over-year. The increase in costs was primarily due to lower mining rates and additional costs at Independencia associated with areas requiring additional ground support, which led to the mining of lower grade stopes. Higher mining rates and a return to the higher grade stopes are expected to drive higher production and lower unit costs in the second half of 2017

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Quarterly free cash flow[1] totaled $7.6 million, bringing year-to-date free cash flow to $51.9 million. Despite higher anticipated capital expenditures in the third quarter, free cash flow[1] is expected to increase due to higher production levels and lower unit costs

•	Exploration expense nearly doubled compared to the first quarter to $3.1 million to accelerate resource expansion and new target definition efforts

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Gold sales to Franco-Nevada under the gold stream agreement were 9,683 ounces at a price of $800 per ounce. For the full year, the Company expects 40% - 45% of Palmarejo's gold sales to be to Franco-Nevada at $800 per ounce

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Full-year guidance remains unchanged with production expected to be 6.5 - 7.0 million ounces of silver and 110,000 - 120,000 ounces of gold, or 13.1 -14.2 million AgEqOz[1], at CAS per AgEqOz[1] of $10.00 - $10.50 on a 60:1 silver equivalent basis

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Ore tons placed	4,493,100	3,513,708	3,878,487	4,901,039	6,402,013
Average silver grade (oz/t)	0.53	0.58	0.57	0.54	0.54
Average gold grade (oz/t)	0.003	0.002	0.002	0.003	0.003
Silver ounces produced (000's)	1,156	1,127	1,277	1,161	1,197
Gold ounces produced	10,745	10,356	14,231	12,120	13,940
Silver equivalent ounces produced[1] (000's)	1,801	1,749	2,131	1,888	2,033
Silver ounces sold (000's)	1,135	1,289	1,205	1,163	1,137
Gold ounces sold	10,658	13,592	12,988	11,751	12,909
Silver equivalent ounces sold[1] (000's)	1,774	2,104	1,984	1,868	1,912
Silver equivalent ounces sold[1] (average spot) (000's)	1,913	2,240	2,128	1,963	2,106
Metal sales	$32.8	$39.0	$36.2	$37.9	$35.8
Costs applicable to sales	$24.2	$26.4	$23.7	$21.8	$21.7
Adjusted CAS per AgEqOz[1]	$13.54	$12.57	$11.99	$11.56	$11.30
Adjusted CAS per average spot AgEqOz[1]	$12.56	$11.81	$11.16	$11.02	$10.24
Exploration expense	$0.3	$0.1	$0.4	$0.1	$0.2
Cash flow from operating activities	$(1.1)	$5.7	$7.6	$9.5	$9.2
Sustaining capital expenditures (excludes capital lease payments)	$1.1	$0.2	$1.5	$1.2	$2.6
Development capital expenditures	$12.7	$10.4	$4.3	$2.2	$1.3
Total capital expenditures	$13.8	$10.6	$5.8	$3.4	$3.9
Free cash flow[1]	$(14.9)	$(4.9)	$1.8	$6.1	$5.3

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Tons placed increased nearly 30% quarter-over-quarter as crushing rates recovered from record rainfall during the first quarter. Silver and gold production increased 3% and 4%, respectively, to 1.2 million ounces and 10,745 ounces compared to the first quarter. Higher production is expected in the second half of 2017 due in part to the impact of increased tons placed in the second quarter

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Adjusted CAS per average spot AgEqOz[1] increased 6% quarter-over-quarter and 23% year-over-year to $12.56. Elevated unit costs during the quarter were related to increased waste stripping activity to expose higher expected gold grades. The costs associated with supporting this increased stripping impacted the second quarter but will be discontinued at the end of July. Processing costs were also higher in the quarter due to increased use of cyanide to offset dilution caused by record rainfall in the first half of the year. Higher production and lower unit costs are anticipated in the second half of the year following the commissioning of the Stage IV leach pad expansion, completion of recent waste stripping, higher expected gold grades, production ounces resulting from the 30% increase in tons placed in the second quarter, and normalization of cyanide usage

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Negative quarterly free cash flow[1] of $14.9 million was driven by higher stripping rates and higher capital expenditures related to the Stage IV leach pad expansion. Higher production and lower capital expenditures are expected to drive positive free cash flow[1] at Rochester in the second half of the year

•	The Company repurchased the Rochester net smelter return royalty obligation for $5.0 million in cash, recording a pre-tax gain of $2.3 million

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Rochester was awarded the top 2017 Mine Operator Safety Award in the Medium Surface Operations category by the Nevada Mining Association during the second quarter. Several of Rochester's employees were also awarded 2017 Individual Safety Awards for their dedication to safety

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Production guidance for the full year remains unchanged at 4.2 - 4.7 million ounces of silver and 47,000 - 52,000 ounces of gold, or 7.0 - 7.8 million AgEqOz[1], at CAS per AgEqOz[1] of $11.50 - $12.00 on a 60:1 silver equivalent basis

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Tons milled	163,163	165,895	163,410	140,322	157,117
Average gold grade (oz/t)	0.17	0.17	0.22	0.20	0.22
Average recovery rate	93.2%	94.0%	94.4%	94.8%	94.1%
Gold ounces produced	26,424	26,197	33,688	26,459	32,210
Gold ounces sold	29,031	32,144	28,864	30,998	30,178
Metal sales	$35.6	$38.0	$34.2	$40.2	$36.5
Costs applicable to sales	$28.0	$28.4	$23.0	$26.7	$22.6
Adjusted CAS per AuOz[1]	$952	$884	$801	$859	$740
Exploration expense	$2.0	$0.8	$1.3	$1.2	$1.0
Cash flow from operating activities	$7.0	$4.5	$11.4	$18.0	$7.7
Sustaining capital expenditures (excludes capital lease payments)	$3.7	$2.5	$8.9	$5.2	$4.3
Development capital expenditures	$4.9	$3.0	$3.7	$3.4	$3.2
Total capital expenditures	$8.6	$5.5	$12.6	$8.6	$7.5
Free cash flow[1]	$(1.6)	$(1.0)	$(1.2)	$9.4	$0.2

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Gold production of 26,424 ounces was relatively unchanged compared to the first quarter and 18% lower year-over-year primarily due to lower grades. As previously noted, higher grades and production are expected in the second half of the year

•	Gold sales decreased 10% quarter-over-quarter to 29,031 ounces, primarily due to elevated sales in the first quarter resulting from an inventory carryover from the fourth quarter of 2016

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Adjusted CAS per gold ounce (AuOz)[1] were $952, representing an increase of 8% over the first quarter. Higher costs in the quarter were due to the mining of lower grade stopes caused by lower-than-planned paste backfill rates and expensed underground development to gain access to higher-grade stopes in the Kensington Main deposit

•	The mine plan in the second half of the year anticipates mining from higher grade areas, which is expected to lead to increased production and lower unit costs

•	Development of the Jualin deposit remains on track for initial production later this year

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Exploration expense more than doubled compared to the first quarter to $2.0 million as efforts accelerated to extend and expand the Jualin deposit and to drill structures located in the Kensington Main deposit

•	Guidance for the full year remains unchanged at 120,000 - 125,000 ounces of gold at CAS per AuOz[1] of $800 - $850

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Ore tons placed	993,167	1,292,181	1,178,803	1,199,008	915,631
Average silver grade (oz/t)	0.19	0.22	0.29	0.24	0.28
Average gold grade (oz/t)	0.024	0.027	0.027	0.033	0.037
Gold ounces produced	21,358	20,873	30,675	29,684	27,846
Silver ounces produced (000's)	13	20	32	25	35
Gold equivalent ounces produced[1]	21,568	21,207	31,202	30,106	28,433
Silver ounces sold (000's)	11	33	30	17	33
Gold ounces sold	21,314	24,093	29,698	29,230	26,242
Gold equivalent ounces sold[1]	21,495	24,636	30,204	29,508	26,786
Metal sales	$27.0	$30.3	$35.5	$39.3	$34.0
Costs applicable to sales	$15.8	$16.3	$16.9	$19.7	$14.3
Adjusted CAS per AuEqOz[1]	$737	$670	$556	$559	$534
Exploration expense	$—	$—	$—	$—	$—
Cash flow from operating activities	$8.8	$8.6	$15.4	$21.1	$16.2
Sustaining capital expenditures (excludes capital lease payments)	$1.5	$0.9	$1.3	$0.6	$1.5
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$1.5	$0.9	$1.3	$0.6	$1.5
Free cash flow[1]	$7.3	$7.7	$14.1	$20.5	$14.7

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Gold production increased 2% quarter-over-quarter to 21,358 ounces. Year-over-year, gold production decreased 23% due to fewer tons mined from the higher-grade Golden Reward deposit, the remainder of which is expected to be mined in the third quarter

•	Gold sales of 21,314 ounces were in-line with production

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Adjusted CAS per AuEqOz[1] increased 10% quarter-over-quarter and 38% year-over-year to $737 due primarily to a lower gold grade. Lower tons placed and higher unit costs were also attributable to timing of pad off-loading. Mining rates are expected to increase during the second half of 2017 as a result of a larger haul truck fleet and improvements made to the crusher and processing facility over the past 18 months

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During the quarter, Wharf generated $7.3 million of free cash flow[1], bringing year-to-date free cash flow[1] to $15.0 million. Wharf has generated cumulative free cash flow[1] of $101.4 million since its acquisition in February 2015 for $99 million

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As published on July 6, 2017, full-year gold production guidance increased from 85,000 - 90,000 ounces to 90,000 - 95,000 ounces. Wharf's full-year cost guidance has been revised lower from CAS per AuEqOz[1] of $775 - $825 to $700 - $750

San Bartolomé, Bolivia

(Dollars in millions, except per ounce amounts)	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Tons milled	417,784	384,267	368,131	450,409	440,441
Average silver grade (oz/t)	3.31	3.49	3.96	3.43	3.79
Average recovery rate	92.8%	90.7%	86.3%	88.7%	87.4%
Silver ounces produced (000's)	1,285	1,215	1,259	1,370	1,458
Silver ounces sold (000's)	1,398	1,148	1,218	1,391	1,418
Metal sales	$23.8	$20.6	$19.9	$27.5	$25.2
Costs applicable to sales	$23.4	$18.2	$17.3	$20.8	$18.6
Adjusted CAS per AgOz[1]	$15.96	$15.88	$13.97	$14.40	$12.97
Exploration expense	$—	$—	$—	$—	$—
Cash flow from operating activities	$5.2	$11.3	$4.1	$8.6	$11.2
Sustaining capital expenditures (excludes capital lease payments)	$0.4	$0.4	$1.8	$3.0	$1.3
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$0.4	$0.4	$1.8	$3.0	$1.3
Free cash flow[1]	$4.8	$10.9	$2.3	$5.6	$9.9

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Second quarter production increased 6% to 1.3 million silver ounces, primarily due to process enhancements that improved recovery rates; year-over-year, production declined 12% as a result of lower third-party ore purchases and the continued effects of drought conditions in the Potosí region of Bolivia

•	Timing of sales lifted silver sales to 1.4 million ounces, 22% higher quarter-over-quarter

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Adjusted CAS per silver ounce (AgOz)[1] of $15.96 were flat compared to the first quarter. Increased high-grade third party ore purchases are expected to result in lower unit costs in the second half of the year

•	Free cash flow[1] for the second quarter was $4.8 million, bringing total year-to-date free cash flow to $15.7 million

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On July 6, 2017, full-year production guidance was lowered to 5.0 - 5.4 million ounces of silver from 5.4 - 5.9 million ounces due to challenges associated with persistent drought conditions. As a result, cost guidance has been revised from CAS per AgOz[1] of $14.00 - $14.50 to $15.75 - $16.25

Exploration
Second quarter expensed exploration increased $2.5 million to $7.8 million compared to the first quarter, while capitalized exploration increased from $2.3 million in the first quarter to $2.9 million. At quarter-end, the Company had 18 drill rigs active across its portfolio compared to 11 one year earlier.
Second Quarter Exploration Highlights

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Nine drill rigs were active at Palmarejo targeting resource conversion at Guadalupe and Independencia as well as discovery and resource expansion at several locations. During the quarter, 89,001 feet (27,128 meters) were drilled compared to 50,930 feet (15,523 meters) during the first quarter. Drill results continue to be encouraging. Of the nine drill rigs, three are focusing on expanding the Nación - Dana deposit located between Independencia and Guadalupe. Two additional rigs are targeting new discoveries in the Guadalupe footwall and exploring new structures between Guadalupe and Nación from underground. One drill rig is currently targeting the La Bavisa structure located north-northeast of Independencia while one additional drill is focused on two new targets - Hidalgo and Reforma - located near Independencia North

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Drilling at Kensington accelerated with an expanded focus on both resource conversion and expansion of the Jualin deposit. 43,341 feet (13,210 meters) of drilling was completed during the second quarter compared to 14,654 feet (4,467 meters) in the first quarter. Two surface rigs continue to target extensions of Jualin Vein #4 to the south and down dip. One underground rig commenced drilling the Raven South structure while drilling to upgrade resources in Zone 12 in the Kensington main deposit continues to show grades well above the average reserve grade

•	Drilling at La Preciosa, which began late 2016, was completed early in the second quarter. The resulting geologic model is currently under evaluation and an updated PEA is expected later this year

•	Additional drilling at Rochester and Wharf remains focused on resource conversion

Full-Year 2017 Outlook
Coeur's 2017 production guidance remains unchanged from the revised guidance published July 6, 2017. Revised 2017 cost guidance is shown in the table below.

2017 Production Outlook

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo	6,500 - 7,000	110,000 - 120,000	13,100 - 14,200
Rochester	4,200 - 4,700	47,000 - 52,000	7,020 - 7,820
San Bartolomé	5,000 - 5,400	—	5,000 - 5,400
Endeavor	105	—	105
Kensington	—	120,000 - 125,000	7,200 - 7,500
Wharf	—	90,000 - 95,000	5,400 - 5,700
Total	15,805 - 17,205	367,000 - 392,000	37,825 - 40,725

2017 Cost Outlook

	Previous Guidance (if changed)		Current Guidance
(dollars in millions, except per ounce amounts)	60:1	70:1 Spot	60:1	70:1 Spot
CAS per AgEqOz[1] – Palmarejo			$10.00 - $10.50	$9.00 - $9.50
CAS per AgEqOz[1] – Rochester			$11.50 - $12.00	$10.50 - $11.00
CAS per AgOz[1] – San Bartolomé	$14.00 - $14.50		$15.75 - $16.25
CAS per AuOz[1] – Kensington			$800 - $850
CAS per AuEqOz[1] – Wharf	$775 - $825		$700 - $750
Capital Expenditures			$109 - $129
General and Administrative Expenses			$28 - $32
Exploration Expense			$29 - $31
AISC per AgEqOz[1]			$15.75 - $16.25	$14.25 - $14.75

Financial Results and Conference Call
Coeur will report its financial results for second quarter of 2017 on July 26, 2017 after the New York Stock Exchange closes for trading. There will be a conference call on July 27, 2017 at 11:00 a.m. Eastern Time.
Dial-In Numbers:        (855) 560-2581 (US)
(855) 669-9657 (Canada)
(412) 542-4166 (International)
Conference ID:        Coeur Mining

Hosting the call will be Mitchell J. Krebs, President and Chief Executive Officer of Coeur, who will be joined by Peter C. Mitchell, Senior Vice President and Chief Financial Officer, Frank L. Hanagarne, Jr., Senior Vice President and Chief Operating Officer, Hans Rasmussen, Senior Vice President of Exploration, and other members of management. A replay of the call will be available through August 10, 2017.
Replay numbers:        (877) 344-7529 (US)

(855) 669-9658 (Canada)
(412) 317-0088 (International)
Conference ID:        101 07 016

About Coeur
Coeur Mining, Inc. is a well-diversified, growing precious metals producer with five precious metals mines in the Americas employing approximately 2,000 people. Coeur produces from its wholly-owned operations: the Palmarejo silver-gold complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, the Wharf gold mine in South Dakota, and the San Bartolomé silver mine in Bolivia. In addition, the Company owns the La Preciosa project in Mexico, a silver-gold exploration stage project. Coeur conducts exploration activities in North and South America.

Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated production, costs, grades, cash flow, expenditures, growth, interest expense, mining rates, crushing rates, exploration efforts, waste stripping, cyanide volumes, expectations regarding the La Preciosa project and the timing of publication of a PEA, operations at the Palmarejo complex, expectations regarding the Palmarejo gold stream agreement, operations at Rochester and the timing of publication of a new technical report, development efforts at Kensington and the timing of publication of a new technical report for, operations at Wharf, third party ore purchases at San Bartolomé, and expectations regarding the sale of the Endeavor silver stream and other royalty assets. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that the sale of the Endeavor silver stream and other royalty assets does not close on a timely basis or at all, the risk that anticipated production, cost, and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, the political risks and uncertainties associated with operations in Bolivia, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K or Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Christopher Pascoe, Coeur's Director, Technical Services and a qualified person under Canadian National Instrument 43-101, approved the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at sedar.com.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance. For additional explanation regarding our use of non-U.S. GAAP financial measures, please refer to our Form 10-K for the year ended December 31, 2016 and our quarterly report on Form 10-Q for the quarter ended March 31, 2017.

Notes
1. EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. For purposes of silver and gold equivalence, a 60:1 silver to gold ratio is assumed except where noted as average spot prices. Please see table below for average silver and gold spot prices during the period and the silver to gold ratio. Free cash flow is defined as cash flow from operating activities less capital expenditures and gold production royalty payments. Please see table in Appendix for the calculation of consolidated free cash flow.
2. Includes capital leases. Net of debt issuance costs and premium received.

Average Spot Prices

	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Average Silver Spot Price Per Ounce	$17.21	$17.42	$17.19	$19.61	$16.78
Average Gold Spot Price Per Ounce	$1,257	$1,219	$1,222	$1,335	$1,260
Average Silver to Gold Spot Equivalence	73:1	70:1	71:1	68:1	75:1

For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, IL 60603
Attention: Courtney Lynn, Vice President, Investor Relations and Treasurer
Phone: (312) 489-5910
www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	In thousands, except share data
Revenue	$173,354	$182,007	$379,492	$330,394
COSTS AND EXPENSES
Costs applicable to sales(1)	125,621	100,465	258,333	202,020
Amortization	32,946	37,505	73,050	65,470
General and administrative	7,042	7,400	17,175	15,676
Exploration	7,813	2,233	13,065	3,963
Write-downs	—	—	—	4,446
Pre-development, reclamation, and other	4,366	4,364	8,947	8,568
Total costs and expenses	177,788	151,967	370,570	300,143
OTHER INCOME (EXPENSE), NET
Loss on debt extinguishment	(9,342)	—	(9,342)	—
Fair value adjustments, net	336	(3,579)	(864)	(12,274)
Interest expense, net of capitalized interest	(3,749)	(10,875)	(7,335)	(21,995)
Other, net	4,136	(1,857)	25,275	(543)
Total other income (expense), net	(8,619)	(16,311)	7,734	(34,812)
Income (loss) before income and mining taxes	(13,053)	13,729	16,656	(4,561)
Income and mining tax (expense) benefit	2,098	768	(8,948)	(1,338)
NET INCOME (LOSS)	$(10,955)	$14,497	$7,708	$(5,899)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on equity securities, net of tax of ($1,164) and ($2,174) for the three and six months June 30, 2016, respectively	(18)	2,103	(2,200)	3,146
Reclassification adjustments for impairment of equity securities	305	20	426	20
Reclassification adjustments for realized (gain) loss on sale of equity securities	(203)	(314)	1,268	273
Other comprehensive income (loss)	84	1,809	(506)	3,439
COMPREHENSIVE INCOME (LOSS)	$(10,871)	$16,306	$7,202	$(2,460)

NET INCOME (LOSS) PER SHARE
Basic	$(0.06)	$0.09	$0.04	$(0.04)

Diluted	$(0.06)	$0.09	$0.04	$(0.04)

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(10,955)	$14,497	7,708	(5,899)
Adjustments:
Amortization	32,946	37,505	73,050	65,470
Accretion	2,593	2,848	5,107	6,017
Deferred taxes	(4,844)	(15,170)	(3,469)	(17,275)
Loss on debt extinguishment	9,342	—	9,342	—
Fair value adjustments, net	(336)	3,579	864	12,274
Stock-based compensation	2,235	2,307	5,542	5,222
Gain on sale of the Joaquin project	—	—	(21,138)	—
Write-downs	—	—	—	4,446
Other	(3,624)	1,930	(5,822)	494
Changes in operating assets and liabilities:
Receivables	(1,916)	(12,402)	11,190	(8,921)
Prepaid expenses and other current assets	3,612	(898)	(687)	381
Inventory and ore on leach pads	(997)	(7,686)	13,295	(15,508)
Accounts payable and accrued liabilities	1,223	19,429	(10,432)	5,855
CASH PROVIDED BY OPERATING ACTIVITIES	29,279	45,939	84,550	52,556
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(37,482)	(23,288)	(61,461)	(45,460)
Proceeds from the sale of assets	436	7,293	15,455	11,302
Purchase of investments	(8,948)	(92)	(9,964)	(99)
Sale of investments	898	648	10,918	1,645
Other	(61)	(1,446)	(1,607)	(2,919)
CASH USED IN INVESTING ACTIVITIES	(45,157)	(16,885)	(46,659)	(35,531)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	—	73,071	—	73,071
Issuance of notes and bank borrowings	244,958	—	244,958	—
Payments on debt, capital leases, and associated costs	(188,931)	(6,712)	(192,157)	(12,683)
Gold production royalty payments	—	(10,461)	—	(19,592)
Other	(473)	(448)	(3,720)	(728)
CASH PROVIDED BY FINANCING ACTIVITIES	55,554	55,450	49,081	40,068
Effect of exchange rate changes on cash and cash equivalents	329	(302)	884	(216)
INCREASE IN CASH AND CASH EQUIVALENTS	40,005	84,202	87,856	56,877
Cash and cash equivalents at beginning of period	210,033	173,389	162,182	200,714
Cash and cash equivalents at end of period	$250,038	$257,591	$250,038	$257,591

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2017 (Unaudited)	December 31, 2016
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$250,038	$162,182
Receivables	69,656	60,431
Inventory	67,895	106,026
Ore on leach pads	75,699	64,167
Prepaid expenses and other	18,563	17,981
	481,851	410,787
NON-CURRENT ASSETS
Property, plant and equipment, net	227,738	216,796
Mining properties, net	550,247	558,455
Ore on leach pads	69,954	67,231
Restricted assets	19,294	17,597
Equity securities	11,872	4,488
Receivables	15,140	30,951
Other	18,552	12,604
TOTAL ASSETS	$1,394,648	$1,318,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$58,800	$53,335
Accrued liabilities and other	41,250	42,743
Debt	13,014	12,039
Royalty obligations	—	4,995
Reclamation	3,599	3,522
	116,663	116,634
NON-CURRENT LIABILITIES
Debt	271,766	198,857
Royalty obligations	—	4,292
Reclamation	99,541	95,804
Deferred tax liabilities	75,388	74,798
Other long-term liabilities	53,779	60,037
	500,474	433,788
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, issued and outstanding 181,441,769 at June 30, 2017 and 180,933,287 at December 31, 2016	1,814	1,809
Additional paid-in capital	3,316,407	3,314,590
Accumulated other comprehensive income (loss)	(2,994)	(2,488)
Accumulated deficit	(2,537,716)	(2,545,424)
	777,511	768,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,394,648	$1,318,909

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	LTM 2Q 2017	2Q 2017	1Q 2017	2016	4Q 2016	3Q 2016	LTM 2Q 2016	2Q 2016
Net income (loss)	$68,959	$(10,955)	$18,663	$55,352	$(8,306)	$69,557	$(323,118)	$14,497
Interest expense, net of capitalized interest	22,260	3,749	3,586	36,920	6,857	8,068	46,199	10,875
Income tax provision (benefit)	(46,629)	(2,098)	11,046	(54,239)	(1,122)	(54,455)	(24,733)	(768)
Amortization	130,742	32,946	40,104	123,161	29,929	27,763	137,156	37,505
EBITDA	175,332	23,642	73,399	161,194	27,358	50,933	(164,496)	62,109
Fair value adjustments, net	171	(336)	1,200	11,581	(1,654)	961	4,942	3,579
Impairment of equity securities	1,109	305	121	703	683	—	820	20
Foreign exchange (gain) loss	2,552	(1,000)	(1,349)	10,720	3,435	1,466	17,326	5,655
Gain on sale of Joaquin project	(21,138)	—	(21,138)	—	—	—	—	—
(Gain) loss on sale of assets and securities	(5,570)	(513)	2,066	(11,334)	339	(7,462)	(4,701)	(3,126)
Gain on repurchase of Rochester royalty	(2,332)	(2,332)	—	—	—	—	—	—
(Gain) loss on debt extinguishment	30,707	9,342	—	21,365	11,325	10,040	(16,187)	—
Corporate reorganization costs	—	—	—	—	—	—	647	—
Transaction-related costs	27	—	—	1,199	1	26	1,271	792
Asset retirement obligation accretion	9,083	2,450	2,390	8,369	2,147	2,096	8,530	2,066
Inventory adjustments and write-downs	6,707	1,796	(104)	6,917	389	4,665	5,208	946
Write-downs	—	—	—	4,446	—	—	317,783	—
Adjusted EBITDA	$196,648	$33,354	$56,585	$215,160	$44,023	$62,725	$171,143	$72,041

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Net income (loss)	$(10,955)	$18,663	$(8,306)	$69,557	$14,497
Fair value adjustments, net	(336)	1,200	(1,654)	961	3,579
Impairment of marketable securities	305	121	683	—	20
Write-downs	—	—	—	3,689	—
Gain on sale of Joaquin project	—	(21,138)	—	—	—
(Gain) loss on sale of assets and securities	(513)	2,066	339	(7,462)	(3,126)
Gain on repurchase of Rochester royalty	(2,332)	—	—	—	—
Loss on debt extinguishment	9,342	—	11,325	10,040	—
Transaction costs	—	—	1	26	792
Deferred tax on reorganization	—	—	—	(40,767)	—
Foreign exchange (gain) loss	1,972	4,268	351	2,549	(2,810)
Tax effect of adjustments	—	1,807	—	(38)	$3,996
Adjusted net income (loss)	$(2,517)	$6,987	$2,739	$38,555	$16,948

Adjusted net income (loss) per share - Basic	$(0.01)	$0.04	$0.01	$0.24	$0.11
Adjusted net income (loss) per share - Diluted	$(0.01)	$0.04	$0.01	$0.23	$0.11

Consolidated Free Cash Flow Reconciliation

(Dollars in thousands)	2Q 2017	1Q 2017	4Q 2016	3Q 2016	2Q 2016
Cash flow from operating activities	$29,279	$55,271	$25,449	$47,812	$45,939
Capital expenditures	(37,482)	(23,979)	(29,926)	(25,627)	(23,288)
Gold production royalty payments	—	—	—	(7,563)	(10,461)
Free cash flow	(8,203)	31,292	(4,477)	14,622	12,190

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2017

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$48,325	$29,099	$25,604	$586	$103,614	$36,335	$18,317	$54,652	$158,266
Amortization	14,431	4,938	2,212	168	21,749	8,347	2,549	10,896	32,645
Costs applicable to sales	$33,894	$24,161	$23,392	$418	$81,865	$27,988	$15,768	$43,756	$125,621
Silver equivalent ounces sold	2,995,623	1,774,000	1,398,038	59,234	6,226,895				9,258,455
Gold equivalent ounces sold						29,031	21,495	50,526
Costs applicable to sales per ounce	$11.31	$13.62	$16.73	$7.06	$13.15	$964	$734	$866	$13.57
Inventory adjustments	(0.10)	(0.08)	(0.77)	—	(0.24)	(12)	3	(6)	(0.19)
Adjusted costs applicable to sales per ounce	$11.21	$13.54	$15.96	$7.06	$12.91	$952	$737	$860	$13.38

Costs applicable to sales per average spot ounce	$10.20	$12.63			$12.23				$12.10
Inventory adjustments	(0.09)	(0.07)			(0.23)				(0.17)
Adjusted costs applicable to sales per average spot ounce	$10.11	$12.56			$12.00				$11.93

Costs applicable to sales									$125,621
Treatment and refining costs									1,288
Sustaining capital(1)									17,569
General and administrative									7,042
Exploration									7,813
Reclamation									4,096
Project/pre-development costs									1,677
All-in sustaining costs									$165,106
Silver equivalent ounces sold									6,226,895
Kensington and Wharf silver equivalent ounces sold									3,031,560
Consolidated silver equivalent ounces sold									9,258,455
All-in sustaining costs per silver equivalent ounce									$17.83
Inventory adjustments									$(0.19)
Adjusted all-in sustaining costs per silver equivalent ounce									$17.64

Consolidated silver equivalent ounces sold (average spot)									10,384,025
All-in sustaining costs per average spot silver equivalent ounce									$15.90
Inventory adjustments									$(0.17)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$15.73

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2017

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$63,151	$32,255	$19,633	$400	$115,439	$37,621	$19,431	$57,052	$172,491
Amortization	20,150	5,816	1,411	113	27,490	9,178	3,111	12,289	39,779
Costs applicable to sales	$43,001	$26,439	$18,222	$287	$87,949	$28,443	$16,320	$44,763	$132,712
Silver equivalent ounces sold	4,427,346	2,104,209	1,148,006	39,765	7,719,326				11,126,126
Gold equivalent ounces sold						32,144	24,636	56,780
Costs applicable to sales per ounce	$9.71	$12.56	$15.87	$7.22	$11.39	$885	$662	$788	$11.93
Inventory adjustments	(0.03)	0.01	0.01	—	(0.01)	(1)	8	3	0.01
Adjusted costs applicable to sales per ounce	$9.68	$12.57	$15.88	$7.22	$11.38	$884	$670	$791	$11.94

Costs applicable to sales per average spot ounce	$8.89	$11.80			$10.64				$10.85
Inventory adjustments	(0.02)	0.01			(0.01)				0.01
Adjusted costs applicable to sales per average spot ounce	$8.87	$11.81			$10.63				$10.86

Costs applicable to sales									$132,712
Treatment and refining costs									1,616
Sustaining capital(1)									11,600
General and administrative									10,133
Exploration									5,252
Reclamation									3,818
Project/pre-development costs									1,889
All-in sustaining costs									$167,020
Silver equivalent ounces sold									7,719,326
Kensington and Wharf silver equivalent ounces sold									3,406,800
Consolidated silver equivalent ounces sold									11,126,126
All-in sustaining costs per silver equivalent ounce									$15.01
Inventory adjustments									$0.01
Adjusted all-in sustaining costs per silver equivalent ounce									$15.02

Consolidated silver equivalent ounces sold (average spot)									12,235,897
All-in sustaining costs per average spot silver equivalent ounce									$13.65
Inventory adjustments									$0.01
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$13.66

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$29,667	$29,581	$18,514	$557	$78,319	$31,577	$21,861	$53,438	$131,757
Amortization	8,784	5,844	1,303	148	16,079	8,584	4,982	13,566	29,645
Costs applicable to sales	$20,883	$23,737	$17,211	$409	$62,240	$22,993	$16,879	$39,872	$102,112
Silver equivalent ounces sold	1,871,178	1,983,393	1,217,659	57,903	5,130,133				8,674,273
Gold equivalent ounces sold						28,864	30,205	59,069
Costs applicable to sales per ounce	$11.16	$11.97	$14.13	$7.06	$12.13	$797	$559	$675	$11.77
Inventory adjustments	(0.15)	0.02	(0.16)	—	(0.08)	4	(3)	1	(0.04)
Adjusted costs applicable to sales per ounce	$11.01	$11.99	$13.97	$7.06	$12.05	$801	$556	$676	$11.73

Costs applicable to sales per average spot ounce	$10.24	$11.14			$11.42				$10.59
Inventory adjustments	(0.13)	0.02			(0.08)				(0.04)
Adjusted costs applicable to sales per average spot ounce	$10.11	$11.16			$11.34				$10.55

Costs applicable to sales									$102,112
Treatment and refining costs									1,261
Sustaining capital									19,850
General and administrative									6,587
Exploration									5,261
Reclamation									3,537
Project/pre-development costs									1,693
All-in sustaining costs									$140,301
Silver equivalent ounces sold									5,130,133
Kensington and Wharf silver equivalent ounces sold									3,544,140
Consolidated silver equivalent ounces sold									8,674,273
All-in sustaining costs per silver equivalent ounce									$16.17
Inventory adjustments									$(0.04)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.13

Consolidated silver equivalent ounces sold (average spot)									9,636,058
All-in sustaining costs per average spot silver equivalent ounce									$14.56
Inventory adjustments									$(0.04)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$14.52

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$21,794	$27,027	$22,536	$486	$71,843	$34,755	$26,158	$60,913	$132,756
Amortization	5,761	5,244	1,723	113	12,841	8,046	6,461	14,507	27,348
Costs applicable to sales	$16,033	$21,783	$20,813	$373	$59,002	$26,709	$19,697	$46,406	$105,408
Silver equivalent ounces sold	1,462,401	1,868,085	1,390,552	46,069	4,767,107				8,397,467
Gold equivalent ounces sold						30,998	29,508	60,506
Costs applicable to sales per ounce	$10.96	$11.66	$14.97	$8.10	$12.38	$862	$668	$767	$12.55
Inventory adjustments	(0.26)	(0.10)	(0.57)	—	(0.28)	(3)	(109)	(55)	(0.56)
Adjusted costs applicable to sales per ounce	$10.70	$11.56	$14.40	$8.10	$12.10	$859	$559	$712	$11.99

Costs applicable to sales per average spot ounce	$10.29	$11.11			$11.91				$11.62
Inventory adjustments	(0.24)	(0.09)			(0.27)				(0.52)
Adjusted costs applicable to sales per average spot ounce	$10.05	$11.02			$11.64				$11.10

Costs applicable to sales									$105,408
Treatment and refining costs									761
Sustaining capital									19,762
General and administrative									7,113
Exploration									3,706
Reclamation									4,036
Project/pre-development costs									2,133
All-in sustaining costs									$142,919
Silver equivalent ounces sold									4,767,107
Kensington and Wharf silver equivalent ounces sold									3,630,360
Consolidated silver equivalent ounces sold									8,397,467
All-in sustaining costs per silver equivalent ounce									$17.02
Inventory adjustments									$(0.56)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.46

Consolidated silver equivalent ounces sold (average spot)									9,074,222
All-in sustaining costs per average spot silver equivalent ounce									$15.75
Inventory adjustments									$(0.52)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$15.23

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$37,630	$27,158	$20,498	$365	$85,651	$32,419	$19,470	$51,889	$137,540
Amortization	14,765	5,437	1,853	84	22,139	9,808	5,128	14,936	37,075
Costs applicable to sales	$22,865	$21,721	$18,645	$281	$63,512	$22,611	$14,342	$36,953	$100,465
Silver equivalent ounces sold	2,502,442	1,911,885	1,418,455	35,411	5,868,193				9,286,033
Gold equivalent ounces sold						30,178	26,786	56,964
Costs applicable to sales per ounce	$9.14	$11.36	$13.14	$7.94	$10.82	$749	$535	$649	$10.82
Inventory adjustments	(0.12)	(0.06)	(0.17)	—	(0.11)	(9)	(1)	(5)	(0.10)
Adjusted costs applicable to sales per ounce	$9.02	$11.30	$12.97	$7.94	$10.71	$740	$534	$644	$10.72

Costs applicable to sales per average spot ounce	$8.20	$10.30			$10.00				$9.45
Inventory adjustments	(0.11)	(0.06)			(0.10)				(0.09)
Adjusted costs applicable to sales per average spot ounce	$8.09	$10.24			$9.90				$9.36

Costs applicable to sales									$100,465
Treatment and refining costs									1,128
Sustaining capital									21,019
General and administrative									7,400
Exploration									2,233
Reclamation									4,170
Project/pre-development costs									2,098
All-in sustaining costs									$138,513
Silver equivalent ounces sold									5,868,193
Kensington and Wharf silver equivalent ounces sold									3,417,840
Consolidated silver equivalent ounces sold									9,286,033
All-in sustaining costs per silver equivalent ounce									$14.92
Inventory adjustments									$(0.10)
Adjusted all-in sustaining costs per silver equivalent ounce									$14.82

Consolidated silver equivalent ounces sold (average spot)									10,622,163
All-in sustaining costs per average spot silver equivalent ounce									$13.04
Inventory adjustments									$(0.09)
Adjusted all-in sustaining costs per average spot silver equivalent ounce									$12.95

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for 2017 Guidance

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$228,500	$113,550	$92,300	$1,038	$435,388	$136,600	$82,200	$218,800	$654,188
Amortization	76,500	22,550	8,300	281	107,631	29,100	13,200	42,300	149,931
Costs applicable to sales	$152,000	$91,000	$84,000	$757	$327,757	$107,500	$69,000	$176,500	$504,257
Silver equivalent ounces sold	14,900,000	7,800,000	5,200,000	105,000	28,005,000				41,505,000
Gold equivalent ounces sold						130,000	95,000	225,000
Costs applicable to sales per ounce guidance	$10.00 - $10.50	$11.50 - $12.00	$15.75 - $16.25			$800 - $850	$700 - $750

Costs applicable to sales									$504,257
Treatment and refining costs									4,500
Sustaining capital, including capital lease payments									77,000
General and administrative									30,000
Exploration									30,000
Reclamation									15,000
Project/pre-development costs									6,000
All-in sustaining costs									$666,757
Silver equivalent ounces sold									28,005,000
Kensington and Wharf silver equivalent ounces sold									13,500,000
Consolidated silver equivalent ounces sold									41,505,000
All-in sustaining costs per silver equivalent ounce guidance									$15.75 - $16.25

Reconciliation of All-in Sustaining Costs per 70:1 Spot Silver Equivalent Ounce
for 2017 Guidance

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$228,500	$113,550	$92,300	$1,038	$435,388	$136,600	$82,200	$218,800	$654,188
Amortization	76,500	22,550	8,300	281	107,631	29,100	13,200	42,300	149,931
Costs applicable to sales	$152,000	$91,000	$84,000	$757	$327,757	$107,500	$69,000	$176,500	$504,257
Silver equivalent ounces sold	16,100,000	8,300,000	5,200,000	105,000	29,705,000				45,455,000
Gold equivalent ounces sold						130,000	95,000	225,000
Costs applicable to sales per ounce guidance	$9.00 - $9.50	$10.50 - $11.00	$15.75-$16.25			$800-$850	$700-$750

Costs applicable to sales									$504,257
Treatment and refining costs									4,500
Sustaining capital, including capital lease payments									77,000
General and administrative									30,000
Exploration									30,000
Reclamation									15,000
Project/pre-development costs									6,000
All-in sustaining costs									$666,757
Silver equivalent ounces sold									29,705,000
Kensington and Wharf silver equivalent ounces sold									15,750,000
Consolidated silver equivalent ounces sold									45,455,000
All-in sustaining costs per silver equivalent ounce guidance									$14.25 - $14.75